EXHIBIT 23.1

Cunningham & Associates LLP
Chartered Accountants
200 Consumers Road, Suite 105
Toronto, Ontario
Canada, M2J 4R4

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

October 1, 2002

Board of Directors
Longbow Mining Corp.
Reno, Nevada

We consent to the use of our report dated April 8, 2002, on the financial statements of Longbow Mining Corp. as of April 5, 2002, and the period then ended, and the inclusion of our name under the heading "Experts" in the Amendment No. 2 to Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

CUNNINGHAM & ASSOCIATES

By: /s/ "Eric Chan"

Eric Chan